As filed with the Securities and Exchange Commission on June 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pulaski Financial Corp.

(Exact name of registrant as specified in its charter)

Missouri	6035	43-1816913
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

12300 Olive Boulevard

St. Louis, Missouri 63141

(314) 878-2210

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gary W. Douglass

President and Chief Executive Officer

Pulaski Financial Corp.

12300 Olive Boulevard

St. Louis, Missouri 63141

(314) 878-2210

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Aaron M. Kaslow

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC  20005

(202) 508-5800

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred, Series A, par value $0.01 per share	32,538		$1,000	(1)	$32,538,000	(1)
Warrant to Purchase Common Stock, $0.01 par value per share, and underlying shares of Common Stock (2)	778,421	(2)	$6.27	(3)	$4,880,700	(3)
Total:							$4,289

(1)         Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.

(2)         There are being registered hereunder (a) a warrant for the purchase of 778,421 shares of common stock with an initial per share exercise price of $6.27 per share, (b) the 778,421 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)         Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $6.27.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting offers to buy the common stock in any jurisdiction where the offer, solicitation or sale is not permitted.

Subject to completion, dated June 11, 2012

PROSPECTUS

PULASKI FINANCIAL CORP.

32,538 SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

WARRANT TO PURCHASE 778,421 SHARES OF COMMON STOCK

778,421 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling securityholders identified in this prospectus of up to 32,538 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 (the “Preferred Shares”) liquidation preference $1,000 per share and a warrant to purchase 778,421 shares of our common stock (the “Warrant”), and any shares of our common stock issuable upon exercise of the warrant.  The warrant is exercisable at $6.27 per share at any time on or before January 16, 2019.  We issued the Preferred Shares and warrant to the United States Department of the Treasury  (the “Treasury”), which we refer to as the initial selling securityholder, on January 16, 2009 as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Although we will incur expenses in connection with the registration of the Preferred Shares, we will not receive any proceeds from the sale of any Preferred Shares by Treasury.  We will receive gross proceeds of up to $4.9 million from the exercise of the warrant, if and when it is exercised, if the exercise price is paid in cash instead of via “net exercise.”

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

The Preferred Shares are not listed on any exchange or quoted in any interdealer quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Preferred Shares on an exchange.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PULB.” On June 8,  2012, the closing sale price of the common stock on NASDAQ Global Select Market was $7.19 per share.  You are urged to obtain current market quotations for the common stock.

Investing in the securities offered under this prospectus involves risks.  You should read the “Risk Factors” section beginning on page 2 of this prospectus and in our Annual Report on Form 10-K for the year ended September 30, 2011 before making a decision to invest in the securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The date of this prospectus is •, 2012

ABOUT THIS PROSPECTUS

You should read this prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the securities.  In particular, you should review the information under the heading “Risk Factors” set forth on page 7 of this prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended September 30, 2011, which is incorporated by reference herein.  You should rely only on the information contained or incorporated by reference in this prospectus and any related free writing prospectus required to be filed with the SEC.  Neither we nor any selling security is making an offer to sell the securities in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted.  We have not authorized any person to provide you with different or additional information.  If any person provides you with different or additional information, you should not rely on it.  You should assume that the information in this prospectus and the documents incorporated by reference herein is accurate only as of its date or the date which is specified in those documents.  Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

All references in this prospectus to “Pulaski Financial Corp.,” the “Company,” “we,” “us,” and “our,” refer to Pulaski Financial Corp. and its subsidiaries on a consolidated basis, unless the context otherwise requires.

PULASKI FINANCIAL CORP.

Pulaski Financial Corp. is the holding company for Pulaski Bank.  We are registered as a savings and loan holding company.  As such, we are subject to supervision and regulation by the Federal Reserve.  Pulaski Financial Corp. began operating in 2002 and Pulaski Bank was founded in 1922.  Pulaski Bank provides an array of financial products and services for businesses and retail customers primarily through its thirteen full-service offices in the St. Louis metropolitan area and eight loan production offices in the St. Louis and Kansas City metropolitan areas, Joplin, Missouri and Wichita, Kansas.  Pulaski Bank is primarily engaged in attracting deposits from individuals and businesses and using these deposits, together with borrowed funds, to originate primarily one-to four-family residential mortgage loans, home equity lines of credit, commercial real estate and commercial and industrial loans principally within its St. Louis lending market.  In addition, the Bank originates one-to four-family residential mortgage loans in its Kansas City, Joplin and Wichita markets.  Pulaski Bank is a federally chartered savings bank subject to supervision and regulation by the Office of the Comptroller of the Currency.  Pulaski Bank’s deposit accounts are insured by the Deposit Insurance Fund administered by the FDIC to the maximum permitted by law.

As of March 31, 2012, Pulaski Financial Corp. had consolidated assets of $1,317 million, total deposits of $1,111 million and consolidated stockholders’ equity of $122 million.  Shares of our common stock are traded on the NASDAQ Global Select Market under the trading symbol “PULB.”

Our executive offices are located at 12300 Olive Boulevard, Creve Coeur, Missouri 63141, and our telephone number at these offices is (314) 878-2210.  Our Internet address is www.pulaskibank.com.  The information on our Web site is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, as well as other written communications made from time to time by us and oral communications made from time to time by our authorized officers, may contain statements relating to our future results (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of our operations and business, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in our consumer, commercial and other lending businesses; asset quality and levels of non-performing assets; impairment charges with respect to investment securities; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

We caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement.  Such factors include, but are not limited to:

•                  the factors identified in this document under the headings “Special Note Regarding Forward-Looking Information” and “Risk Factors;”

•                  prevailing economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the banking industry;

•                  changes in interest rates, deposit flows, loan demand, real estate values and competition, which can materially affect, among other things, consumer banking revenues, revenues from sales on non-deposit investment products, origination levels in our lending businesses and the level of defaults, losses and prepayments on loans we have made and make, whether held in portfolio or sold in the secondary markets;

•                  changes in the quality or composition of the loan or investment portfolios;

•                  factors driving impairment charges on investments;

•                  our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•      our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by customers;

•                  operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•                  changes in accounting principles, policies, and guidelines;

•                  changes in any applicable law, rule, regulation or practice with respect to tax or legal issues;

•                  risks and uncertainties related to mergers and related integration and restructuring activities;

•                  litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of other matters before regulatory agencies, whether pending or commencing in the future; and

•                  other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.  Readers are cautioned not to place undue reliance on these forward-looking statements which are made as of the date of this prospectus.  Except as may be required by applicable law or regulation, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling securityholders.  We will receive gross proceeds of $4,880,699 from the exercise of the warrant, if and when it is exercised, assuming that the exercise price of the warrant is paid in cash and not via the “net exercise” method.  If received, we expect to use these proceeds for general corporate purposes.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDER

The initial selling securityholder is Treasury.  We will not receive any proceeds from the sale of any securities sold by Treasury.  Our operations are regulated by various U.S. governmental authorities, including in certain respects, Treasury.  Other than through its role as a regulator and the acquisition of the Preferred Shares and the Warrant, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares and the Warrant as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”).  EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury.  Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States.  Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions.  Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government.  Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises.  Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems.  In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the Federal Torts Claim Act (“FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress.  The FTCA bars claims for fraud or misrepresentation.  The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws.  Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part, or any other act or omission in connection with the offering to which this prospectus relates, likely would be barred.  In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof.  The underwriters are not claiming to be agents of Treasury in this offering.  Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with the offering to which this prospectus relates likely would be barred.

The following table presents information regarding the beneficial ownership of our outstanding securities by the initial selling securityholder, including shares of common stock that the initial selling securityholder has the right to acquire within 60 days of the date of this prospectus upon exercise of the warrant.  The information in the table assumes that the initial selling securityholder sells all of the securities covered by this prospectus.  However, we do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus.  Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

	Shares Beneficially Owned(1)		Number of Shares That May Be Sold in	Shares Beneficially Owned Following this Offering
Class of Security	Number	Percent	this Offering	Number	Percent
Fixed Rate Cumulative Perpetual Preferred Stock, Series A	32,538	100%	32,538	0	0%
Common stock	778,421	6.0%	778,421	778,421	6.0%

(1)      In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of the exercise of any warrant.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time by the initial selling securityholder and its transferees and assignees who hold Preferred Shares with a liquidation preference, or the warrant or common stock with a market value, of no less than $651,000.  The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.  The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•                                          purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•                                          ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                                          block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          an over-the-counter distribution in accordance with the rules of the NASDAQ Global Select Market;

•                                          in privately negotiated transactions; and

•                                          in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling securityholders may transfer or assign their Preferred Shares, the warrant or common stock, in which case the transferees or assignees will be the selling beneficial owners for purposes of this prospectus.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling securityholders.  The selling securityholders may also sell the common stock short and redeliver the shares to close out such short positions.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  If a selling securityholder is considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders.  In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Preferred Shares on any securities exchange or for inclusion of the Preferred Shares in any automated quotation system unless requested by Treasury.  No assurance can be given as to the liquidity of the trading market, if any, for the Preferred Shares.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SECURITIES TO BE REGISTERED

This prospectus covers 32,538 Preferred Shares, a warrant to purchase 778,421 shares of our common stock, and 778,421 shares of our common stock.  Our authorized capital stock consists of 18,000,000 shares of capital stock, par value $0.01 per share.  As of May 9, 2012, we had 11,259,923 shares of common stock and 32,538 Preferred Shares of stock issued and outstanding.  The following is a summary of the securities included in this prospectus.  For more detailed information, see our articles of incorporation, Certificate of Designations establishing the Preferred Shares, bylaws and warrant to purchase common stock, copies of which have been filed with the SEC and are also available upon request from us.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares.  The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the certificate of designation of the Preferred Shares to the Company’s Articles of Incorporation, a copy of which was attached as Exhibit 4.1 to our Current Report on Form 8-K dated January 16, 2009 and incorporated by reference into this prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

General

The Preferred Shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 32,538 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share.  The Preferred Shares have no maturity date.  We issued the Preferred Shares to Treasury on January 16, 2009 in connection with the CPP for an aggregate purchase price of $32,538,000 in a private placement exempt from the registration requirements of the Securities Act.  The Preferred Shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate.  Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 16, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014).  Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.  Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date.  Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.  If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend.  The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Preferred Shares are cumulative.  If for any reason our board of directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above.  There is no sinking fund with respect to dividends on the Preferred Shares.

Priority of Dividends.  So long as the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.  We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.  We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each Preferred Share, out of the assets of the Company or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per Preferred Share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends).  To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of the Preferred Shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed Preferred Shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption.  Each notice of redemption given to a holder of the Preferred Shares must state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the Preferred Shares held by such holder are to be redeemed, the number of such Preferred Shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price.  In the case of a partial redemption of the Preferred Shares, the Preferred Shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such Preferred Shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

No Conversion Rights

Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Missouri law.

Whenever dividends have not been paid on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock (as defined below) outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends (including dividends accumulated on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by the Company in the payment of dividends on the Preferred Shares.

No person may be elected as a Preferred Director who would cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which its securities may then be listed or traded.  Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class, together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter.  We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the Savings and Loan Holding Company Act (“SLHCA”), whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the SLHCA.  In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company, savings and loan holding company or foreign bank that is subject to the SLHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock.  Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition, the SLHCA and federal banking regulations require prior Federal Reserve approval before an investor acquires control of a savings and loan holding company.  A holder or group of holders will be deemed to control the Company if it owns or controls 25% or more of a class of outstanding shares of our “voting stock,” controls in any manner the election of a majority of our board of directors, or otherwise exercises a “controlling influence” over us.  A holder or group of holders may also be deemed to control the Company if they own one-third or more of its total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock.  Any holder that controls the Company and is a “company” under the SLHCA may be subject to ongoing regulation and supervision as a savings and loan holding company in accordance with the SLHCA.

In addition to any other vote or consent required by Missouri law or by our Articles of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

•                   amend or alter our Articles of Incorporation or the Certificate of Designations for the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•                   amend, alter or repeal any provision of our Articles of Incorporation or the Certificate of Designations for the Preferred Shares in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

•                   consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 16, 2009, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each Preferred Share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by the Company or called for redemption upon proper notice and sufficient funds have been set aside by the Company for the benefit of the holders of Preferred Shares to effect the redemption.

DESCRIPTION OF THE WARRANT TO PURCHASE COMMON STOCK

This section summarizes specific terms and provisions of the Warrant we issued to Treasury on January 16, 2009 concurrent with our sale to Treasury of 32,538 shares of Preferred Shares pursuant to the CPP.  The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.3 to our Current Report on Form 8-K dated January 16, 2009 and incorporated by reference into this prospectus.  See “Where You Can Find More Information.”

General

The Warrant gives the holder the right to initially purchase up to 778,421 shares of our common stock at an exercise price of $6.27 per share.  Subject to the limitations on exercise to which Treasury is subject described under “—Transferability,” the Warrant is immediately exercisable and expires on January 16, 2019.  The exercise price may be paid (i) by having us withhold from the shares of common stock that would otherwise be issued to the warrant holder upon exercise, a number of shares of common stock having a market value equal to the aggregate exercise price or (ii) if both we and the warrant holder consent, in cash.

Transferability

The Warrant is not subject to any restrictions on transfer.

Voting of Warrant Shares

Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the Warrant.  This does not apply to any other person who acquires any portion of the Warrant, or the shares of common stock underlying the Warrant, from Treasury.

Other Adjustments

The exercise price of the Warrant and the number of shares underlying the Warrant automatically adjust upon the following events:

•                   any stock split, stock dividend, subdivision, reclassification or combination of our common stock;

•                   any stock split, stock dividend, subdivision, reclassification or combination of our common stock;

•                   a pro rata repurchase by us of our common stock; or

•                   a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the warrant holders.

In addition, if we declare any dividends or distributions on our common stock other than our historical, ordinary cash dividends, dividends paid in our common stock and other dividends or distributions covered by the first bullet point above, the exercise price of the Warrant will be adjusted to reflect such distribution.

In the event of any merger, consolidation, or other business combination to which we are a party, the Warrant holder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable upon exercise of the Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination.  For purposes of the provision described in the preceding sentence, if the holders of our common stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the common stock who affirmatively make an election.

No Rights as Stockholders

The Warrant does not entitle its holder to any of the rights of a stockholder of Pulaski Financial Corp.

DESCRIPTION OF OUR COMMON STOCK

Our authorized capital stock consists of 18,000,000 shares of capital stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.  Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

Dividends

The holders of our common stock are entitled to receive and share equally in any dividends as may be declared by our board of directors out of funds legally available for the payment of dividends.

The terms of our Preferred Shares also impose certain restrictions on our ability to declare and pay dividends on our common stock and to repurchase our common stock.  We may pay dividends on or repurchase our common stock only if we have paid or provided for all dividends on our Preferred Shares for the then current period and all prior periods.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive their pro rata portion of our remaining assets after payment, or provision for payment, of all our debts and liabilities and the holders our preferred stock, if any, have been paid in full any sums to which they may be entitled.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued.  The common stock is not subject to redemption.

Certain Charter and Bylaw Provisions Affecting Stock

Our Articles of Incorporation and Bylaws contain several provisions that may make us less attractive target for an acquisition of control by anyone who does not have the support of our board of directors.  Such provisions include, among other things, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, a staggered board of directors, authorization of the issuance of “blank check” preferred stock by our board of directors without shareholder approval, advance notice requirements for nominations for election to the board or for proposing matters that can be acted on by shareholders at shareholder meetings, limiting the removal of directors by the board of directors and shareholders to removal for cause and limiting the persons who may call special meetings of shareholders.  The foregoing is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act.  The Office of the Comptroller of the Currency (the “OCC”), formerly the Office of Thrift Supervision, has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the OCC.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies.  However, under OCC regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present.  The statute and underlying regulations authorize the OCC to disapprove a proposed acquisition on certain specified grounds.

Missouri law contains a “five year freeze” statute that generally prohibits us from engaging in a business combination with an interested shareholder for a period of five years from the date the person became an interested shareholder unless certain conditions are met.  Missouri law also contains a “control shares acquisition” statute that provides that “acquiring persons” who hold more than a specified percentage of the stock of a public company will not possess voting rights for the stock unless voting rights are approved by both (1) a majority of the voting stock and (2) a majority of the voting stock excluding the shares held by the acquiring person or any officer or director of the public company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol PULB.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Kilpatrick Townsend & Stockton LLP.

EXPERTS

The consolidated financial statements of Pulaski Financial Corp. as of September 30, 2011 and 2010, and for each of the three years in the period ended September 30, 2011, and the effectiveness of Pulaski Financial Corp.’s internal control over financial reporting as of September 30, 2011, appearing in Pulaski Financial Corp.’s Annual Report on Form 10-K for the year ended September 30, 2011, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports that are incorporated by reference in this Prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a United States listed company.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.pulaskibank.com under the “Shareholder Relations”, then “SEC Filings” tabs.  However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.  Written requests for copies of the documents we file with the SEC should be directed to Pulaski Financial Corp., Investor Relations, 12300 Olive Boulevard, St. Louis, Missouri  63141.

This prospectus is part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act.  As permitted by the SEC, this prospectus and the accompanying prospectus supplement do not contain all the information in the registration statement filed with the SEC.  For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC.  The information we incorporate by reference is an important part of this prospectus.  We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules.  The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

SEC Filings	Period or Date Filed (as applicable)
Definitive Proxy Statement on Schedule 14A	December 30, 2011
Annual Report on Form 10-K	Year ended September 30, 2011
Quarterly Reports on Form 10-Q	Quarter ended December 31, 2011
Quarter ended March 31, 2012
Current Reports on Form 8-K	March 19, 2012
February 3, 2012
December 19, 2011
November 14, 2011

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Pulaski Financial Corp.

12300 Olive Boulevard

St. Louis, Missouri 63141

Attention:  Gary W. Douglass

Telephone:  (314) 878-2210

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Pulaski Financial Corp. (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares).  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee — Securities and Exchange Commission	$4,289
Legal fees and expenses	10,000
Accounting fees and expenses	150,000
Miscellaneous expenses	2,500
Total Expenses	$166,789

Item 14.  Indemnification of Directors and Officers.

The Articles of Incorporation of Pulaski Financial Corp. provide as follows:

9.1           The Corporation shall and does hereby indemnify any person who is or was a director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

9.2           The Corporation may, to the extent that the board of directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

9.3           The Corporation may, to the extent that the board of directors deems appropriate, make advances of expenses, including attorneys’ fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however, that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

9.4           The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights  to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested directors or otherwise), may be entitled.  The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person’s status as director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

9.5           Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person’s heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX.  The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

Any indemnification granted by the board of directors pursuant this Article IX shall inure to the person to whom the indemnification is granted and such person’s heirs, executors, administrators and estate; provided, however, that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the board of directors, and the survival of such indemnification shall be in accordance with terms determined by the board of directors.

9.6           For the purposes of this Article IX, “subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits

The exhibits listed below are filed as part of this report or are incorporated by reference herein.

Exhibit No.	Description	Incorporated by Reference to
3.1	Articles of Incorporation of Pulaski Financial Corp.	Exhibit B to Definitive Proxy Statement as filed on December 27, 2002
3.2	Certificate of Amendment to Articles of Incorporation of Pulaski Financial Corp.	Exhibit 3.2 to Form 10-Q for the quarterly period ended December 31, 2003, as filed on February 17, 2004
3.3	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A	Exhibit 4.1 to Form 8-K, as filed on January 16, 2009
3.4	Bylaws of Pulaski Financial Corp.	Exhibit 3.1 to Form 8-K, as filed on December 21, 2007
4.1	Form of Certificate for Common Stock	Form S-1 (Registration No. 333-56465), as amended, as filed on June 9, 1998
4.2	Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A	Exhibit 4.2 to Form 8-K, as filed on January 16, 2009
4.3	Warrant to Purchase 778,421 shares of common stock of Pulaski Financial Corp.	Exhibit 4.3 to Form 8-K, as filed on January 16, 2009
4.4

No long-term debt instrument issued by the Registrant exceeds 10% of consolidated assets or is registered. In accordance with paragraph 4(iii) of Item 601(b) of Regulation S-K, the Registrant will furnish the Securities and Exchange Commission copies of long-term debt instruments and related agreements upon request.
5.1	Opinion of Kilpatrick Townsend & Stockton LLP
10.1*	Employment Agreement by and among Pulaski Bank, Pulaski Financial Corp. and Gary W. Douglass	Exhibit 10.1 to Form 10-Q for the quarterly period ended March 31, 2008, as filed on May 12, 2008
10.2*	Pulaski Financial Corp. 2002 Stock Option Plan.	Appendix A to Definitive Proxy Statement as filed on December 27, 2001
10.3*	Pulaski Financial Corp. 2000 Stock-Based Incentive Plan	Appendix A to Definitive Proxy Statement as filed on December 16, 1999
10.4*	Amendment to Pulaski Financial Corp. 2002 Stock Option Plan	Exhibit 10.1 to Form 10-Q for the quarterly period ended March 31, 2004, as filed on May 14, 2004
10.5*	Pulaski Financial Corp. Deferred Compensation Plan (“Equity Trust Plan”)	Form 10-K for the year ended September 30, 2003, as filed on December 29, 2003
10.6*	Separation and Release Agreement between Pulaski Financial Corp. and William A. Donius	Exhibit 10.2 to Form 10-Q for the quarterly period ended March 31, 2008, as filed on May 12, 2008
10.7*	Form of Stock Option Agreement	Exhibit 10.1 to Form 10-Q for the year period ended March 31, 2005, as filed on May 10, 2005
10.8*	Pulaski Financial Corp. Cash-Based Deferred Compensation Plan, as amended and restated	Exhibit 10.2 to Form 10-Q for the quarterly period ended March 31, 2009, as filed on May 8, 2009
10.9*	Pulaski Financial Corp. Stock-Based Deferred Compensation Plan, as amended and restated	Exhibit 10.1 to Form 10-Q for the quarterly period ended March 31, 2009, as filed on May 8, 2009
10.10*	Form of Pulaski Financial Corp. Cash-Based Deferred Compensation Plan Election Form	Exhibit 10.10 to Form 10-K for the year ended September 30, 2005, as filed on December 13, 2005
10.11*	Form of Pulaski Financial Corp. Stock-Based Deferred Compensation Plan Election Form	Exhibit 10.11 to Form 10-K for the year ended September 30, 2005, as filed on December 13, 2005
10.12*	Pulaski Financial Corp. 2006 Long-Term Incentive Plan	Appendix A to the Definitive Proxy Statement as filed on December 30, 2005
10.13*	Form of Non-Solicitation and Confidentiality Agreement between Pulaski Financial Corp. and each of Paul J. Milano, W. Thomas Reeves, Matthew A. Locke and Brian J. Bjorkman	Exhibit 10.13 to Form 10-K for the year ended September 30, 2008, as filed on December 12, 2008
10.14	Letter Agreement, and related Securities Purchase Agreement — Standard Terms, dated as of January 16, 2009, between the Pulaski Financial Corp. and the United States Department of the Treasury	Exhibit 10.1 to Form 8-K, as filed on January 16, 2009

10.15*	Compensation arrangement with Brian C. Boyles	Exhibit 10.14 to Form 10-K for the year ended September 30, 2011, as filed on December 16, 2011
10.16*	Compensation arrangement with Brian J. Bjorkman	Exhibit 10.2 to Form 10-Q for the quarterly period ended June 30, 2009, as filed on August 7, 2009
21.1	Subsidiaries of Pulaski Financial Corp.	Exhibit 21.1 to Form 10-K for the year ended September 30, 2011, as filed on December 16, 2011
23.1	Consent of KPMG LLP
23.2	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

* Management contract or compensatory plan or arrangement filed pursuant to Item 15(a) of this Report.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 11, 2012.

PULASKI FINANCIAL CORP.

By:	/s/ Gary W. Douglass
Gary W. Douglass
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pulaski Financial Corp. (the “Company”) hereby severally constitute and appoint Gary W. Douglass and Paul J. Milano with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Gary W. Douglass and Paul J. Milano may deem necessary or advisable to enable Pulaski Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 of Pulaski Financial Corp., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary W. Douglass and Paul J. Milano shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary W. Douglass	President and Chief Executive Officer	June 11, 2012
Gary W. Douglass	(principal executive officer)

/s/ Paul J. Milano	Chief Financial Officer	June 11, 2012
Paul J. Milano	(principal financial and accounting officer)

/s/ Stanley J. Bradshaw	Chairman of the Board	June 11, 2012
Stanley J. Bradshaw

/s/ Lee S. Wielansky	Director	June 11, 2012
Lee S. Wielansky

/s/ William M. Corrigan, Jr.	Director	June 11, 2012
William M. Corrigan, Jr.

/s/ Leon A. Felman	Director	June 11, 2012
Leon A. Felman

/s/ Michael R. Hogan	Director	June 11, 2012
Michael R. Hogan

/s/ Timothy K. Reeves	Director	June 11, 2012
Timothy K. Reeves

/s/ Sharon A. Tucker	Director	June 11, 2012
Sharon A. Tucker